Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Caring Brands, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be paid	Equity	Common Stock, par value $0.001 per share(1)(2)	Rule 457(o)	—	$4.00	$4,000,000	0.00015310	$612.40
Fees to be Paid	Equity	Common Stock, issuable to Selling Stockholders upon exercise of the Warrants (3)	Rule 457(o)	—	$4.00	$10,840,000	0.00015310	$1,659.60
			Total Offering Amounts			$14,840,000		$2,272.00
			Total Fees Previously Paid					$—
			Total Fee Offsets					$4,337.34
			Net Fee Due					$0.00

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Includes the aggregate offering price of up to 112,500 additional shares of Common Stock that the underwriters have the option to purchase to cover over-allotments, if any.
(3)	This Registration Statement also covers the resale by Selling Stockholders of up to 2,710,000 shares of Common Stock issuable on exercise of warrants by the Selling Stockholders as named in the Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims(1)	Caring Brands, Inc.	S-1	333-285964	March 20, 2025		$4,337.34	Equity	Common Stock, $0.0001 par value per share	-	$28,330,000	-
Fee Offset Sources(1)	Caring Brands, Inc.	S-1	333-285964		March 20, 2025	-	-	-		-	$4,337.34

(1)	The Registrant paid a registration fee of $4,337.34 in connection with the registration of $28,330,000 of shares of common stock, par value $0.001 per share, pursuant to the Registration Statement on Form S-1 (File No. 333-285964) (the “Prior Registration Statement”). The Prior Registration Statement was not declared effective by the Securities and Exchange Commission, and no securities were issued or sold thereunder. The Prior Registration Statement was withdrawn by filing a Form RW on May 6, 2025. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the initial filing of this Registration Statement is offset by $4,337.34, representing the fee paid in connection with the Prior Registration Statement.